Exhibit 21.1
List of Significant Subsidiaries of Copano Energy, L.L.C.

Name	Jurisdiction of Formation
Copano Energy Finance Corporation	Delaware

ScissorTail Energy, LLC	Delaware

Cimmarron Gathering, LP	Texas

Copano Field Services/Copano Bay, L.P.	Texas

Copano Field Services/South Texas, L.P.	Texas

Copano Field Services/Agua Dulce, L.P.	Texas

Copano Field Services/Central Gulf Coast, L.P.	Texas

Copano Field Services/Karnes, L.P.	Texas

Copano Field Services/Upper Gulf Coast, L.P.	Texas

Copano Field Services/Live Oak, L.P.	Texas

Copano Pipelines/South Texas, L.P.	Texas

Copano Pipelines/Upper Gulf Coast, L.P.	Texas

Copano Pipelines/Hebbronville, L.P.	Texas

Copano Pipelines/TGC, L.P.	Texas

Copano Energy Services/Upper Gulf Coast, L.P.	Texas

Copano Energy Services/Texas Gulf Coast, L.P.	Texas

Copano Field Services/North Texas, L.L.C.	Delaware

Alamo Creek Properties, L.L.C.	Delaware

River View Pipelines, L.L.C.	Delaware

CMW Energy Services, L.L.C.	Delaware

Greenwood Gathering, L.L.C.	Delaware

Copano Pipelines/North Texas, L.L.C.	Delaware

Copano Pipelines/Texas Gulf Coast, L.L.C.	Delaware

Copano Pipelines/Victoria, L.L.C.	Delaware

Copano Processing/Louisiana, LLC	Oklahoma

Name	Jurisdiction of Formation
Copano NGL Services, L.P.	Texas

Copano Processing, L.P.	Texas

Copano NGL Services (Markham), L.L.C.	Delaware

Copano/Webb-Duval Pipeline, L.P.	Delaware

Copano Field Services/Rocky Mountains, LLC	Delaware

Copano Field Facilities/Rocky Mountains, LLC	Delaware

Copano Pipelines/Rocky Mountains, LLC	Delaware

CPNO Services, L.P.	Texas

Copano Risk Management, L.P.	Texas